OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Pier 1 Imports, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

PIER 1 IMPORTS, INC.

301 Commerce Street, Suite 600
Fort Worth, Texas 76102

May 13, 2004

Dear Shareholder:

      The Board of Directors and Management cordially invite you to attend our Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Friday, June 25, 2004, at the Fort Worth Club, Trinity Room, 306 West 7th Street, Fort Worth, Texas. The formal Notice of the Annual Meeting of Shareholders and Proxy Statement are attached. Please read them carefully.

      It is important that your shares be voted at the meeting in accordance with your preference. If you do not plan to attend, you may vote your proxy by telephone, Internet or mail. A toll-free telephone number and web site address are included on your proxy card. If you choose to vote by mail, please complete the proxy card located in the envelope’s address window by indicating your vote on the issues presented and sign, date and return the proxy in the prepaid envelope provided. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

/s/ Marvin J. Girouard

Marvin J. Girouard
Chairman and Chief Executive Officer

PIER 1 IMPORTS, INC.

301 Commerce Street, Suite 600
Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 25, 2004

      Our Annual Meeting of Shareholders will be held on June 25, 2004, at 10:00 a.m., local time, at the Fort Worth Club, Trinity Room, 306 West 7th Street, Fort Worth, Texas for the following purposes:

(1) to elect seven directors to hold office until the next Annual Meeting of Shareholders;

(2) to approve an amendment to Pier 1’s 1999 Stock Plan to increase the number of shares available for issuance;

(3) to approve amendments to Pier 1’s Stock Purchase Plan that would limit the term of the plan to five years from the date of the Annual Meeting and limit the number of shares issuable under the plan after June 25, 2004 to 1,500,000 shares; and

(4) to transact any other business as may properly come before the Annual Meeting or any adjournment.

      Only shareholders of record at the close of business on May 5, 2004 will be entitled to vote at the Annual Meeting. A complete list of Shareholders entitled to vote will be available for examination at Pier 1’s offices at 301 Commerce Street, Suite 600, Fort Worth, Texas by any shareholder during ordinary business hours for a period of ten days prior to the date of the Annual Meeting.

      To ensure that your vote will be counted, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. Also, the enclosed proxy card contains instructions on voting by telephone or by Internet instead of executing and returning the card. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors,

/s/ J. Rodney Lawrence
J. Rodney Lawrence
Executive Vice President and Secretary

May 13, 2004

Fort Worth, Texas

PLEASE PROMPTLY SUBMIT YOUR PROXY BY MAIL,

TELEPHONE OR INTERNET WHETHER OR NOT YOU INTEND
TO BE PRESENT AT THE ANNUAL MEETING.

PIER 1 IMPORTS, INC.

301 Commerce Street, Suite 600
Fort Worth, Texas 76102

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 25, 2004

      The board of directors of Pier 1 Imports, Inc. is soliciting proxies for the 2004 Annual Meeting of Shareholders. You are receiving this proxy statement because you own shares of Pier 1 common stock that entitle you to vote at the meeting. By use of a proxy, you can vote on the matters to be decided at the meeting without actually attending the meeting in person. Simply complete, sign, date and return the enclosed proxy card in the envelope provided, and your shares will be voted at the meeting in accordance with your instructions. If no instructions are given on your proxy card with respect to a matter to be voted on, your shares will be voted in accordance with the recommendation of the board of directors contained in this proxy statement. The proxy card also contains instructions on voting by telephone or by Internet instead of signing and returning the card. Submitting your proxy by any of these methods will not affect your right to attend the meeting and vote in person.

      If you submit your proxy but later decide to change or revoke the instructions you provided, you may do so at any time before the proxies are voted at the meeting by notifying our secretary in writing at 301 Commerce Street, Suite 600, Fort Worth, Texas 76102 that you wish to revoke your proxy, by delivering a subsequent proxy relating to the same shares, or by attending the Annual Meeting and voting in person. Please note, however, that attendance at the Annual Meeting will not, in and of itself, result in your proxy being revoked.

      Pier 1 will begin sending this proxy statement and the enclosed proxy card to our shareholders on May 13, 2004.

ELECTION OF DIRECTORS

      The shareholders will elect seven directors at the Annual Meeting. In order to be elected, a nominee for director must receive the vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. Those elected will serve on the board until the next annual meeting and until their successors are elected and qualify. The board of directors has nominated each person listed below to stand for election. Each of Messrs. Girouard, Hoak, Thomas, Burgoyne and Ferrari and Mrs. Katz are currently directors and were elected to the board by our shareholders at last year’s annual meeting on June 26, 2003. Mr. London was elected by the board of directors on September 25, 2003 to fill a vacancy on the board.

      The persons named in your proxy will vote your shares for the election of these nominees unless you withhold authority to vote for any of them. Although we do not anticipate that any of the nominees will be unable or unwilling to serve as a director, in the event that is the case, the board may reduce its size or choose a substitute for that nominee. The board of directors recommends that you vote “FOR” each of the following nominees.

Nominees for Directors

MARVIN J. GIROUARD

      Marvin J. Girouard, age 64, has been a director of Pier 1 since August 1988, has served as chairman and chief executive officer since March 1999 and has been a member of the executive committee since December 1998. From June 1998 to February 1999, Mr. Girouard served as our president and chief executive officer and from August 1988 to June 1998, Mr. Girouard served as our president and chief operating officer. From May 1985 until August 1988, he served as senior vice president — merchandising of Pier 1 Imports (U.S.), Inc., one of our wholly owned subsidiaries. He is also a director of Brinker International, Inc.

JAMES M. HOAK, JR.

      James M. Hoak, Jr., age 60, has been a director of Pier 1 since September 1991 and is chairman of the nominating/corporate governance committee, chairman of the audit committee and a member of the executive committee. He has served as chairman of Hoak Media, LLC, a television broadcaster, since its formation in August 2003. He also has served as chairman and a principal of Hoak Capital Corporation, a private equity investment firm, since September 1991. He also served as chairman of HBW Holdings, Inc., an investment bank, from July 1996 to November 1999, and continues to serve as a director of that firm. He served as chairman of Heritage Media Corporation, a broadcasting and marketing services firm, from its inception in August 1987 until its sale in August 1997. From February 1991 to January 1995, he served as chairman and chief executive officer of Crown Media, Inc., a cable television company. He is also a director of Grande Communications, Inc., PanAmSat Corporation and Texas Industries, Inc.

TOM M. THOMAS

      Tom M. Thomas, age 62, has been a director of Pier 1 since September 1998, and is chairman of the executive committee, chairman of the compensation committee and a member of the nominating/ corporate governance committee. Mr. Thomas has served as senior partner of Kolodey, Thomas & Blackwood, a law firm, since September 2001. He also served as senior partner of Thomas & Culp, L.L.P., a law firm, from 1994 to August 2001.

JOHN H. BURGOYNE

      John H. Burgoyne, age 62, has been a director of Pier 1 since February 1999 and is a member of the compensation committee. Mr. Burgoyne has served as president of Burgoyne and Associates, an international consulting firm, since March 1996. From May 1995 to March 1996, Mr. Burgoyne served as the general manager of IBM’s Travel Industry sector for their Asia Pacific Region. Prior to that time, he served as the president and general manager of IBM China Corporation Ltd.

MICHAEL R. FERRARI

      Michael R. Ferrari, age 64, has been a director of Pier 1 since February 1999 and is a member of the audit committee. He has served as senior vice president and managing director of the higher education practice of EFL Associates, an executive search firm, since May 2003. He is also the president of Ferrari and Associates LLC, a higher education consulting firm he established in May 2003. Dr. Ferrari was granted the title of Chancellor Emeritus of Texas Christian University by the university’s board of trustees on June 1, 2003, and served as chancellor of T.C.U. and as professor of management in the M. J. Neeley School of Business at T.C.U. from July 1998 through May 2003. From 1985 to 1998, he served as president of Drake University.

KAREN W. KATZ

      Karen W. Katz, age 47, has been a director of Pier 1 since June 2001 and is a member of the compensation committee and the nominating/corporate governance committee. She has served as president and chief executive officer of Neiman Marcus Stores since December 2002. From May 2000 to December 2002, she served as president and chief executive officer of Neiman Marcus Direct, a division of the Neiman Marcus Group. Prior to that time, she served as executive vice president of stores for Neiman Marcus Stores from February 1998 to May 2000 and senior vice president and director of stores of Neiman Marcus Stores from October 1996 to February 1998.

TERRY E. LONDON

      Terry E. London, age 54, has been a director of Pier 1 since September 25, 2003 and is a member of the audit committee. He established London Partners LLC, a private equity investment firm, in August 2000 after serving as president and chief executive officer of Gaylord Entertainment Company, a specialty lodging and entertainment company, from May 1997 to August 2000. Prior to that time, he served as chief financial and administrative officer of Gaylord Entertainment from November 1991 to April 1997. He also serves as a director of Johnson Outdoors, Inc.

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE,

DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Corporate Governance

      The board of directors believes very strongly that good corporate governance is a prerequisite to achieving business success. In June 2000, the board of directors adopted formal, written corporate governance guidelines, policies and procedures designed to strengthen our corporate governance. In 2003, the board amended those guidelines to meet new requirements of the SEC and the New York Stock Exchange. Among other things, the enhanced guidelines contain standards for determining whether a director is independent, a code of business conduct and ethics applicable to all of Pier 1’s directors, officers and employees and updated charters for each of the board’s committees. The nominating/corporate governance committee is responsible for overseeing and reviewing the guidelines at least annually, and recommending any proposed changes to the full board for its approval. The Pier 1 Imports, Inc. Board of Directors Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for the audit, compensation and nominating/corporate governance committees are available on our web site at www.pier1.com, under the heading Investor Relations – Corporate Governance.

Director Independence

      It is our policy that the board of directors will at all times consist of a majority of independent directors. In addition, all members of the audit committee, compensation committee and nominating/corporate governance committee must be independent. To be considered independent, a director must satisfy the independence requirements established by the NYSE and the SEC. The board will consider and apply all facts and circumstances relating to a director in determining whether that director is independent. The board has determined that six of the seven current members of the board of directors are independent. They are Directors Hoak, Thomas, Burgoyne, Ferrari, Katz and London.

Directors’ Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders

      Our board of directors met six times during fiscal year 2004. Each director attended at least 75% of the total number of board meetings held during the period he or she served as a director and at least 75% of the meetings of the board committee or committees on which he or she served. Although we have no formal policy on the matter, all directors are encouraged to attend, and typically have attended, our Annual Meeting of Shareholders. Last year, all directors attended our annual meeting.

Fees Paid to Directors

      Each director who was not a Pier 1 employee received the following cash compensation for services to the board during fiscal year 2004:

•	a fee of $33,000;

•	$1,750 for each board meeting he or she attended in person;

•	$1,000 for each board meeting he or she attended by telephone;

•	$750 for each committee meeting he or she attended in person; and

•	$500 for each committee meeting he or she attended by telephone.

The chairman of the audit committee and chairman of the compensation committee also received a fee of $9,375 during fiscal 2004, representing a prorated annual fee of $12,500 payable to the chairman of each of those committees commencing June 26, 2003. All of our directors participate in Pier 1’s Director Deferred Stock Program. That program provides that directors must defer one-half, and may choose to defer up to all, of their cash fees. Deferred fees are matched 50% by Pier 1 into an equivalent value of deferred stock units. Directors receive shares of our common stock in exchange for their deferred stock units when they leave the board. Our directors deferred all of their cash fees last year, except for Mr. London who deferred 50% of his cash fees. Each non-employee director also receives an annual grant under our 1999 Stock Plan of stock options covering 6,000 shares of common stock which vest immediately. Directors who are Pier 1 employees do not receive any compensation for their board activities.

Board Committees

      There are four standing committees of the board of directors. They are the executive committee, the nominating/corporate governance committee, the audit committee and the compensation committee. A brief description of each committee’s function, the number of meetings held last fiscal year and the names of the directors who are members of the committees follows.

      Executive Committee. The executive committee directs and manages Pier 1’s business and affairs in the intervals between board meetings. In doing so, the committee has all of the powers and authority of the full board in the management of our business, except for powers or authority that may not be delegated to the committee as a matter of law or that are delegated by the board to another committee. The executive committee met on two occasions during the last fiscal year. Executive committee members are Directors Thomas (chairman), Girouard and Hoak.

      Nominating/ Corporate Governance Committee. The nominating/corporate governance committee is responsible for considering and making recommendations to the board regarding nominees for election to the board and the membership of the various board committees. The committee is also responsible for establishing and overseeing our corporate governance guidelines. In fulfilling its purpose, the committee established and oversees the Pier 1 Imports, Inc.

Director and Executive Officer Guidelines, Policies and Procedures described earlier in this proxy statement and the Director Nomination Process which is set forth on page 6 of this proxy statement. The nominating/corporate governance committee met on four occasions during the last fiscal year. Committee members are Directors Hoak (chairman), Thomas and Katz.

      Audit Committee. The audit committee provides assistance to the board in overseeing Pier 1’s accounting, auditing, financial reporting and systems of internal controls regarding finance and accounting. As part of its duties, the audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. The committee also reviews our quarterly and year-end financial statements. The audit committee held 12 meetings during the last fiscal year. Audit committee members are Directors Hoak (chairman), Ferrari and London. The board of directors has determined that each member of the audit committee is an audit committee financial expert, as defined by the SEC, and has accounting or related financial management expertise within the meaning of NYSE listing standards. Mrs. Katz served on the audit committee for part of last fiscal year until she was appointed to the compensation committee on September 25, 2003 and simultaneously resigned from her position on the audit committee. Mr. London was appointed to the audit committee when he was elected to the board on September 25, 2003.

      Compensation Committee. The compensation committee establishes, amends and oversees Pier 1’s incentive-based compensation plans and sets compensation for our chief executive officer and executive vice presidents. It also oversees the administration of other compensation and benefit plans and recommends to the board compensation of our directors and changes in or the establishment of compensation and benefit plans for our employees. The committee held four meetings during the last fiscal year. Compensation committee members are Directors Thomas (chairman), Burgoyne and Katz.

Meetings of Independent Directors without Management Present

      To empower our independent directors to serve as a more effective check on management, our independent directors meet at regularly scheduled executive sessions without members of Pier 1’s management present. The independent directors met without management present four times last fiscal year following each quarterly scheduled board meeting. The chairman of the executive committee presides over these meetings.

Procedures for Communicating with Directors

      The board of directors has established a process by which shareholders can send communications to board members. Shareholders can send written communications to one or more members of our board, addressed to:

[Name of Board Member], Board of Directors
Pier 1 Imports, Inc.
c/o Corporate Secretary
301 Commerce Street, Suite 600
Fort Worth, Texas 76102

or, after September 1, 2004, to:

[Name of Board Member], Board of Directors
Pier 1 Imports, Inc.
c/o Corporate Secretary
100 Pier 1 Place
Fort Worth, Texas 76102

      In addition, you may communicate with the chairman of the audit committee, compensation committee and nominating/corporate governance committee by sending an email to

auditchair@pier1.com, compchair@pier1.com, or corpgovchair@pier1.com, respectively, as well as our independent directors as a group by sending an email to independentdirectors@pier1.com.

      Communications are distributed to the board or to the individual director or directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the communication. Communications that are not related to the duties and responsibilities of the board will not be distributed, including:

•	spam;

•	junkmail and mass mailings;

•	product complaints;

•	product inquiries;

•	new product suggestions;

•	resumés and other forms of job inquiries;

•	surveys; and

•	business solicitations or advertisements.

      In addition, we will not distribute unsuitable material to our directors, including material that is unduly hostile, threatening or illegal, although any communication that is filtered out is available to any independent director upon request.

Director Nomination Process

Board Member Qualification Criteria.

      The nominating/corporate governance committee has adopted Board Member Qualification Criteria which set forth the attributes and qualifications considered by the committee in evaluating nominees for director. The primary qualities and characteristics the committee looks for in nominees for director are:

•	management and leadership experience;

•	relevant knowledge and diversity of background and experience; and

•	personal and professional ethics, integrity and professionalism.

      The committee also believes that the board should be composed of individuals who have achieved a high level of distinction in business, law, education or public service and who possess one or more of the following specific qualities or skills:

•	financial expertise;

•	general knowledge of the retail industry;

•	information technology experience;

•	international business experience; and

•	CEO, CFO or other senior management experience.

Internal Process for Identifying Candidates.

      Members of the nominating/corporate governance committee or other Pier 1 directors or executive officers may, from time to time, identify potential candidates for nomination to our board. All proposed nominees, including candidates recommended for nomination by shareholders in accordance with the procedures described below, will be evaluated in light of the Board Member Qualification Criteria and the projected needs of the board at the time. As set forth in the committee’s charter, the committee may retain a search firm to assist in identifying potential candidates for nomination to the board of directors. The search firm’s responsibilities may include identifying and evaluating candidates believed to possess the qualities and characteristics set forth in the Board Member Qualification Criteria, as well as providing background information on potential nominees and interviewing and screening nominees if requested to do so by the committee.

Shareholder Recommendations for Directors

      The committee will consider candidates recommended by shareholders for election to our board. A shareholder who wishes to recommend a candidate for evaluation by the committee should forward the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s qualifications to the Chairman of the Nominating/ Corporate Governance Committee, care of the Corporate Secretary, Pier 1 Imports, Inc., 301 Commerce Street, Suite 600, Fort Worth, Texas 76102, or, after September 1, 2004, to the same addressee at our new headquarters at 100 Pier 1 Place, Fort Worth, Texas 76102.

      In order for a candidate proposed by a shareholder to be considered by the committee for inclusion as a board nominee at the 2005 Annual Meeting, the candidate must meet the Board Member Qualification Criteria described above and must be expressly interested and willing to serve as a Pier 1 director. In addition, the corporate secretary must receive the request for consideration and all required information no later than 5:00 p.m. on February 25, 2005. Proposals should be sent via registered, certified or express mail. The corporate secretary will send properly submitted shareholder recommendations to the chairman of the committee. Individuals recommended to the committee by shareholders in accordance with these procedures will be evaluated by the committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations of Directors

      Section 11 of Article II of our by-laws also permits a shareholder to propose a candidate at an annual meeting of shareholders who is not otherwise nominated by the board of directors through the process described above if the shareholder complies with the advance notice, information and consent provisions contained in the by-laws. To comply with the advance notice provision of the by-laws, a shareholder who wishes to nominate a director at the 2005 Annual Meeting must provide Pier 1 written notice no earlier than March 28, 2005 and no later than April 26, 2005. You may contact our corporate secretary to obtain the specific information that must be provided with the advance notice.

Nominees for Election at the 2004 Annual Meeting

      In addition to the nominees who are directors standing for re-election, the nominating/corporate governance committee approved Terry E. London for inclusion on the enclosed proxy card as a nominee for director. Following the resignation of James D. Carreker as a director on December 5, 2002, Mr. London was first identified as a potential candidate for appointment to our board by a non-management director, and subsequently was recommended by a third-party executive search firm retained by Pier 1. After a careful review of his qualifications, the nominating committee (the predecessor to the nominating/corporate governance committee) recommended that Mr. London be elected to the board of directors by the full board. Mr. London was so elected to the board of directors on September 25, 2003, and he has served as a director since.

      No nominees for election to the board of directors at our 2004 Annual Meeting of Shareholders were submitted by shareholders or groups of shareholders owning more than 5% of our common stock.

Security Ownership of Management

      The following table indicates the ownership on April 3, 2004, of Pier 1’s common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group:

	Shares	Percent
	Beneficially	of
Name	Owned(1)(2)	Class

Robert A. Arlauskas	235,371	*
John H. Burgoyne	39,437	*
Michael R. Ferrari	37,900	*
Marvin J. Girouard	2,197,844 (3)	2.45%
James M. Hoak, Jr.	152,939	*
Jay R. Jacobs	146,752	*
Karen W. Katz	23,000	*
J. Rodney Lawrence	298,271	*
Terry E. London	5,000	*
Tom M. Thomas	35,000	*
Charles H. Turner	224,233	*
All directors and executive officers as a group	4,197,077	4.60%

(1)	The table includes shares acquired through and held by Pier 1’s Stock Purchase Plan through March 31, 2004. The table also includes shares issuable within 60 days of April 3, 2004 to Mr. Arlauskas (205,375 shares), Mr. Burgoyne (35,000 shares), Mr. Ferrari (35,000 shares), Mr. Girouard (1,255,953 shares), Mr. Hoak (64,088 shares), Mr. Jacobs (137,500 shares), Mrs. Katz (23,000 shares), Mr. Lawrence (272,000 shares), Mr. London (5,000 shares), Mr. Thomas (35,000 shares), Mr. Turner (199,500 shares) and to all directors and executive officers as a group (3,001,716 shares), upon the exercise of stock options granted pursuant to the our stock option plans.

(2)	Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to his or her shares.

(3)	Includes 111,515 shares owned beneficially with sole voting power only.

*	Represents less than 1% of the outstanding shares of the class.

Security Ownership of Certain Beneficial Owners

      The following table indicates the ownership on February 17, 2004, by each person who is known by us to own beneficially five percent or more of our common stock:

	Shares	Percent
Name and Address	Beneficially	of
of Beneficial Owner	Owned	Class

FMR Corp.	5,637,740 (1)	6.34%
82 Devonshire Street Boston, MA 02109

(1)	The beneficial owner has sole voting power over 390,200 of the shares and sole dispositive power over all of the shares listed. This information was obtained from the beneficial owner’s Schedule 13G/ A Report filed with the Securities and Exchange Commission on February 17, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports disclosing their ownership and changes in ownership of our common stock or other equity securities. Our officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners during the last fiscal year were observed, except that one report covering a single transaction was filed late inadvertently for Mr. Girouard.

EXECUTIVE COMPENSATION

      The following table sets forth a summary of the compensation with respect to the past three fiscal years for services rendered in all capacities to Pier 1 and our subsidiaries by our chief executive officer and our four other most highly compensated executive officers.

Summary Compensation Table

						Long-Term
						Compensation
		Annual Compensation
							Securities
					Other	Restricted	Underlying	All
Name and	Fiscal				Annual	Stock	Options	Other
Principal Position	Year	Salary	Bonus		Compensation(1)	Awards(2)	(#)	Compensation(3)

Marvin J. Girouard	2004	$950,000	$—		$56,180	—	300,000	$331,021
Chairman and Chief	2003	900,000	1,980,000	(4)	47,115	—	300,000	438,454
Executive Officer	2002	850,000	924,375	(4)	43,441	—	300,000	370,205
Charles H. Turner	2004	345,000	—		26,102	—	100,000	32,921
Executive Vice President,	2003	325,000	536,250		42,837	—	100,000	70,399
Finance, Chief Financial	2002	300,000	217,500		103,626	—	100,000	43,810
Officer and Treasurer
Jay R. Jacobs	2004	345,000	—		34,783	—	100,000	40,873
Executive Vice President,	2003	325,000	536,250		42,840	—	100,000	79,415
Merchandising	2002	300,000	217,500		24,691	—	100,000	49,436
Robert A. Arlauskas	2004	300,000	—		25,302	—	100,000	33,295
Executive Vice President,	2003	250,000	412,500		30,046	—	100,000	61,767
Stores	2002	225,000	163,125		35,537	—	100,000	37,843
J. Rodney Lawrence	2004	265,000	—		35,358	—	100,000	39,038
Executive Vice President,	2003	250,000	412,500		26,305	—	100,000	67,452
Legal Affairs	2002	230,000	166,750		28,716	—	100,000	42,033

(1)	Includes reimbursements for club dues, automobile expenses, financial planning and medical expenses. Except for the amount paid to Mr. Turner in fiscal year 2002 and to Mr. Girouard in fiscal year 2004, Other Annual Compensation paid to the named executives did not equal or exceed $50,000 or ten percent of the total annual salary and bonus paid to any such executive in the years reported. During fiscal year 2002, Pier 1 reimbursed Mr. Turner $65,963 for moving expenses. During fiscal year 2004, Pier 1 reimbursed Mr. Girouard $21,497 for financial planning expenses and $19,586 for car allowance expenses.

(2)	No restricted stock awards were granted during the periods covered by this table. At February 28, 2004, the only shares of restricted stock outstanding were 31,802 shares, with a market value on that date of $744,485, held by Mr. Girouard.

(3)	Includes in fiscal year 2004 Pier 1’s matching contributions accrued under our 401(k) Retirement Plan of $6,288 for Mr. Girouard, $1,827 for Mr. Turner, $2,740 for Mr. Jacobs, $2,308 for Mr. Arlauskas and $2,106 for Mr. Lawrence; matching contributions accrued under our Benefit Restoration Plan of $28,500 for Mr. Girouard, $7,665 for

Mr. Turner, $10,304 for Mr. Jacobs, $8,885 for Mr. Arlauskas and $7,915 for Mr. Lawrence; matching contributions accrued under our Stock Purchase Plan of $95,000 for Mr. Girouard, $17,173 for Mr. Turner, $17,173 for Mr. Jacobs, $14,808 for Mr. Arlauskas and $13,192 for Mr. Lawrence; above-market earnings accrued on our Benefit Restoration Plan of $72,290 for Mr. Girouard, $6,256 for Mr. Turner, $10,656 for Mr. Jacobs, $7,294 for Mr. Arlauskas and $15,825 for Mr. Lawrence; and above-market earnings on compensation deferred by Mr. Girouard of $128,943.

(4)	Mr. Girouard deferred all of his bonus for fiscal years 2002 and 2003.

Employment Related Contracts, Severance and Change-in-Control Agreements.

      Although we have no employment contracts with our employees, Pier 1 has entered into Post-Employment Consulting Agreements with Messrs. Girouard, Turner, Jacobs, Lawrence, Arlauskas and three of our other executive officers. Those agreements provide that if Pier 1 terminates the executive’s employment prior to retirement other than for “cause”, or if the executive terminates his employment with Pier 1 for “good reason”, as defined in the agreements, we will retain the executive as a consultant for up to two years, depending on the executive’s number of years of service as an officer, and will pay the executive a monthly consulting fee equal to one-twelfth of his annual base salary immediately prior to his termination. We will also pay the executive 50% of his or her cost for continuing medical and dental insurance coverage. If the executive enters into employment during the consulting period that provides compensation equal to or greater than the amount of the consulting fees, we will pay the executive an immediate one-time payment in the amount of 50% of the difference between the total fees that otherwise would have been payable during the term of the consulting agreement and the aggregate fees actually paid prior to reemployment. If the executive enters into employment during the consulting period that provides compensation less than the consulting fees, we will reduce the monthly consulting fee by the amount of the monthly compensation for reemployment, and at the end of the consulting period will pay the executive 50% of the difference between the total fees that otherwise would have been payable during the term of the consulting agreement and the aggregate fees actually paid.

      Pier 1 also has two supplemental retirement plans to aid in attracting and retaining key executives. Messrs. Girouard, Lawrence and one other executive officer are fully vested in a plan, adopted by Pier 1 in 1986, which provides that upon death, disability, retirement or other termination (but commencing no earlier than at retirement age of 65), a participant will receive annual benefits over a period of 15 years (or a discounted lump-sum at the time of retirement in lieu of annual benefits) which, when added to Social Security retirement benefits, generally equal his target percentage of 50% of the average of his highest annual salary and bonus for any three years, increased by 6% per year for 15 years. If a participant has at least 15 years of service with Pier 1 and retires at or after age 55 and before age 65, the percentage of his highest average annual salary and bonus used to calculate his benefit is reduced by 5% for each year his retirement precedes age 65. If a participant retires after age 65, the percentage of his highest average annual salary and bonus (prior to age 65) used to calculate his benefit is increased above 50% by 5% for each year of service after age 65, to a total not greater than 65%. All participants in the plan have elected to receive benefits in a lump-sum distribution rather than annual benefits.

      The following table shows, for various levels of average annual compensation, the computed annual benefit and the alternative lump-sum benefit, payable at age 65, discounted at a rate equal to the lesser of the Pension Benefit Guaranty Corporation interest rate for immediate annuities (PBGC rate) or a 24-month rolling average of the PBGC rate, and less a calculated Social Security retirement benefit.

		Computed
Average Annual	Annual	Lump-Sum
Compensation	Benefit	Benefit

$ 300,000	$208,079	$2,482,439
400,000	285,665	3,408,070
500,000	363,252	4,333,701
600,000	440,838	5,259,331
700,000	518,425	6,184,962
800,000	596,011	7,110,593
1,000,000	751,184	8,961,855
1,200,000	906,358	10,813,116
1,500,000	1,139,117	13,590,009
1,600,000	1,216,704	14,515,640
1,800,000	1,371,877	16,366,901
2,000,000	1,527,050	18,218,163
2,200,000	1,682,223	20,069,425
2,400,000	1,837,396	21,920,686

      The applicable average annual compensation as determined under the plan for Mr. Girouard is $2,312,125 and for Mr. Lawrence is $512,083.

      Messrs. Turner, Jacobs, Arlauskas, and two other executive officers participate in a supplemental retirement plan adopted by Pier 1 in 1995, which provides that upon death, disability, retirement or other termination (but commencing at retirement age), a participant will receive a life annuity based on annual benefits which, when added to Social Security retirement benefits, generally equal a percentage (not to exceed a maximum of 60%) of the participant’s highest average annual salary and bonus (based on a three-year average). If a participant has at least 15 years of service with Pier 1 and retires at or after age 55 and before age 65, the percentage of his highest average annual salary and bonus used to calculate his benefit is reduced by 5% for each year his retirement precedes age 65. Benefits vest for each participant at the rate of 10% per year of participation in the plan. Further, benefits accrue for each participant at a rate of 5% per year of credited service with Pier 1. The years of participation in the plan are: for Mr. Turner 8 years, for Mr. Jacobs 8 years, and for Mr. Arlauskas 4 years; and the years of credited service are: for Mr. Turner 12 years, for Mr. Jacobs 26 years, and for Mr. Arlauskas 23 years.

      The following table shows for various levels of average annual compensation the computed annual benefit payable at age 65 including current maximum annual Social Security retirement benefits.

Computed
Average Annual	Annual
Compensation	Benefit(1)

$ 300,000	$180,000
400,000	240,000
500,000	300,000
600,000	360,000
700,000	420,000
800,000	480,000
1,000,000	600,000
1,200,000	720,000
1,500,000	900,000
1,600,000	960,000
1,800,000	1,080,000
2,000,000	1,200,000

(1)	Assuming full vesting and accrual.

      The applicable average annual compensation for Mr. Turner is $676,333, for Mr. Jacobs is $676,333, and for Mr. Arlauskas is $515,208.

      Pier 1’s 1999 Stock Plan provides that options granted to employees under the plan, including the named executive officers, immediately become fully exercisable in the event of a “Change-in-Control” (as defined in the plan), unless the board of directors determines otherwise prior to the Change-in-Control.

Option Grants in the Last Fiscal Year

      The following table sets forth information relating to stock options granted during the fiscal year ended February 28, 2004, to the executive officers named in the Summary Compensation Table.

	Number of	% of Total
	Securities	Options
	Underlying	Granted to
	Options	Employees in	Exercise Price	Expiration	Grant Date
Name	Granted(1)	Fiscal Year	(per share)(2)	Date	Present Value(3)

Marvin J. Girouard	300,000	10.16%	$19.40	9/25/13	$2,599,000
Charles H. Turner	100,000	3.39%	19.40	9/25/13	866,000
Jay R. Jacobs	100,000	3.39%	19.40	9/25/13	866,000
J. Rodney Lawrence	100,000	3.39%	19.40	9/25/13	866,000
Robert A. Arlauskas	100,000	3.39%	19.40	9/25/13	866,000

(1)	Options to Messrs. Girouard, Turner, Jacobs, Lawrence and Arlauskas covering 300,000, 100,000, 100,000, 100,000 and 100,000 shares, respectively, were granted on September 25, 2003, and become exercisable in annual installments of 25% on each of the four anniversaries of the date of grant, except that all options become immediately exercisable upon retirement. The administrative committee of the stock option plan may permit an employee to tender previously owned shares to pay the exercise price of an option and may permit an employee to satisfy his income tax withholding obligations up to the minimum statutory rate by the delivery of previously owned shares or the withholding of shares otherwise issuable upon exercise of the option. Options will terminate at the time of termination of employment if the termination is for “cause” or for resignation without Pier 1’s consent, or three months after termination in the case of any other termination, one year after death or disability, or three years after retirement.

(2)	Exercise price is equal to the current market value at the date of grant.

(3)	The present value of options on the date of grant was determined using a variation of the Black-Scholes option pricing model. The estimated values under the Black-Scholes option pricing model are based on the following assumptions at the time of grant: an exercise price equal to the fair market value of the underlying common stock; option term of five years; interest rate of 3.01%, which represents the interest rate at such option grant date of U.S. treasury securities having a five-year maturity; an expected dividend yield of 1.50% per year and a stock price volatility factor of 55.02%, which is based on common stock prices for a five-year period prior to the date of grant. For purposes of determining these option valuations, a term of five years was used for the length of the option term rather than the actual ten-year option term. Five years approximates the historical average length of time from grant date to exercise date for all options previously granted by Pier 1. These assumptions were made as of the time of grant and may or may not be valid assumptions at later points in time. The actual value, if any, that an executive may realize from the options will be the excess of the market price of our common stock on the day of exercising the options over the exercise price of the options. The actual value may differ significantly from the value estimated in the table.

Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

      The following table provides information relating to the exercise of stock options by the executive officers named in the Summary Compensation Table during the last fiscal year, and the number and value of exercisable and unexercisable stock options held by those officers at February 28, 2004.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
			Options at Fiscal Year-End		Fiscal Year-End(2)
	Shares Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Marvin J. Girouard	47,907	$776,093	1,255,953	732,500	$18,220,166	$4,903,169
Charles H. Turner	—	—	199,500	240,000	2,322,754	1,580,338
Jay R. Jacobs	—	—	137,500	240,000	1,774,188	1,580,338
J. Rodney Lawrence	—	—	272,000	240,000	3,505,710	1,580,338
Robert A. Arlauskas	—	—	205,375	240,000	2,754,172	1,580,338

(1)	Computed as the difference between the option exercise prices and the market price of the common stock at the date of exercise.

(2)	Computed as the difference between the option exercise prices and $23.41 (the closing price of the common stock at fiscal year-end).

Equity Compensation Plan Information

      The following table sets forth certain information regarding our equity compensation plans as of February 28, 2004.

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
Plan Category	and rights(1)	and rights(1)	the first column)(2)

Equity compensation plans approved by shareholders	10,961,117	14.37	898,243
Equity compensation plans not approved by shareholders (3)	N/A	N/A	N/A
Total:	10,961,117	14.37	898,243

(1)	Pier 1 has not granted warrants or rights applicable to this chart.

(2)	Includes 268,594 shares which may be awarded under the terms of Pier 1’s Management Restricted Stock Plan. Our Stock Purchase Plan permits all participants to elect to have up to 10% of their compensation deducted and used to purchase Pier 1 common stock monthly at market values. Pier 1 provides matching contributions of 10% to 50% of each participant’s deduction, depending on the participant’s length of service, except that any participant who received contributions at a rate of 50% or more at the close of business on October 31, 1985 remains at that rate. There is no limit as to the number of shares that can be purchased under the Stock Purchase Plan.

(3)	We do not have any equity compensation plans which have not been approved by our shareholders.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Each member of our compensation committee is an independent director, as defined in the listing standards of the NYSE. Our committee oversees Pier 1’s incentive-based compensation plans and makes recommendations to the full board on establishing and amending incentive-

based compensation plans and on matters relating to other compensation and benefit plans for the chief executive officer and other senior executives.

      Our overall philosophy on management compensation is that senior executives’ compensation should be structured in a way that provides strong incentives for long term success and performance. In addition to base salary, executive compensation can include a bonus, stock options, restricted stock, benefits and perquisites. Pier 1’s incentive programs include both short-term bonus plans to reward annual performance and long-term, stock-based plans to reward increases in shareholder value. Our goal is to have more than half of potential senior executive compensation come from Pier 1’s performance-based compensation plans. As a senior executive’s level of responsibility increases, a greater portion of that executive’s potential compensation comes from performance-based programs, with larger percentages of potential compensation directly related to the price of Pier 1’s common stock.

      Section 162(m) of the Internal Revenue Code generally prohibits public companies like Pier 1 from deducting from corporate income all compensation paid to the chief executive officer or any of the four other most highly compensated officers that exceeds for each officer $1,000,000 during the tax year. Qualifying performance-based compensation paid pursuant to plans approved by shareholders are not subject to this deduction limitation. Our committee attempts to preserve the federal tax deductibility of compensation to the extent doing so is consistent with the executive compensation objective and goals mentioned above. Accordingly, while we are aware of and understand the requirements of Section 162(m), we do not believe that compensation decisions should be based solely upon the amount of compensation that is deductible for federal income tax purposes.

      Each year, our committee reviews the level of base salary paid to the chief executive officer. Beginning with fiscal year 2005, our committee additionally reviews and approves base salary levels for executive vice presidents. Base salary is based primarily upon Pier 1’s competitiveness in the retail industry, our profitability and the individual performance of the executive during that year. In determining an executive’s compensation, we also consider other factors we believe are relevant to the determination, but we do not assign specific weights to the different factors.

      During the 2004 fiscal year, Pier 1 maintained an annual bonus plan for the chief executive officer and the executive vice presidents. Under that plan, bonus awards are paid if Pier 1 attains certain targeted levels of pretax income. Our committee believes that pretax income is the most important factor to consider when determining shareholder value. We periodically establish percentages of target incentives to be paid when certain pretax income levels are met. Pretax income levels are established based on percentages of pretax profit during a period of not less than one fiscal quarter nor more than one fiscal year, as determined by our committee. Target incentives are expressed as a percentage of the base salary of participants and are competitive when compared to the retail industry.

      The target bonus for the chief executive officer remained at 100% of his base salary for the fiscal year 2004 plan. The target bonuses for the executive vice presidents remained at 75% of base salaries for the period. The minimum level of pretax income was not achieved in fiscal year 2004; therefore, the chief executive officer and executive vice presidents did not receive bonuses under the plan.

      Pier 1 provides long-term incentives to executives and key employees through the grant of stock options. Under our stock option plan, executives and other key employees may be awarded options to purchase Pier 1 stock, which in the past have always been at a purchase price equal to the market price of the stock on the date of grant. Awards under the stock option plan are designed with the intention of both promoting Pier 1’s success and retaining the executive or employee by giving value to the executive or employee only when there is a corresponding increase in value to all shareholders.

      In the future, we may also use other incentives such as stock appreciation rights or restricted stock as part of long-term compensation. The grants to executives will reward them for both Pier 1’s performance and our stock’s performance and will provide incentives for the executives to remain with Pier 1.

COMPENSATION COMMITTEE

Tom M. Thomas
John H. Burgoyne
Karen W. Katz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the fiscal 2004 year, the compensation committee was composed of Directors Thomas, Burgoyne and Katz, none of whom is an employee of Pier 1. No member of the committee served on the board of directors of any company that either employs an executive who is a director of our company or includes on its board of directors another member of our board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During the fiscal 2004 year, we did not enter into any transactions with any of our officers, directors or shareholders owning 5% or more of our common stock in which the amount involved exceeded $60,000. In addition, we are not currently planning to enter into any such transaction, or series of similar transactions.

AUDIT COMMITTEE REPORT

      Each member of our audit committee is an independent director, as defined in the listing standards of the NYSE. In accordance with our committee’s written charter, which was approved in its current form by the board of directors on December 4, 2003 and is attached to this proxy statement as Appendix A, our committee assists the board in overseeing the quality and integrity of Pier 1’s accounting, auditing and financial reporting practices. In performing our oversight function, we reviewed and discussed Pier 1’s audited consolidated financial statements as of and for the fiscal year ended February 28, 2004 with management and Pier 1’s independent auditors. We also discussed with Pier 1’s independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the consolidated financial statements.

      Our committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Pier 1 that might affect the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” We discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied ourselves that the auditors are independent. Our committee also considered whether the provision of non-audit services by Ernst & Young LLP, Pier 1’s independent auditors for fiscal 2004, to Pier 1 is compatible with maintaining Ernst & Young LLP’s independence.

      Based on the above-mentioned review and discussions with management and the independent auditors, we recommended to the board of directors that Pier 1’s audited consolidated financial statements be included in Pier 1’s Annual Report on Form 10-K for the fiscal year ended February 28, 2004, for filing with the SEC.

AUDIT COMMITTEE

James M. Hoak, Jr. (Chairman)
Michael R. Ferrari
Terry E. London

PIER 1 STOCK PERFORMANCE GRAPH

      The following graph compares the five-year cumulative total shareholder return for Pier 1 common stock against the Standard & Poor’s 500 Stock Index and the Dow Jones Industrial Average. The annual changes for the five-year period shown on the graph are based on the assumption, as required by SEC rules, that $100 had been invested in Pier 1 stock and in each index on February 27, 1999 and that all quarterly dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarter. The total cumulative dollar returns shown on the graph represent the value that such investments would have had on February 28, 2004.

	2/27/1999	2/26/2000	3/3/2001	3/2/2002	3/1/2003	2/28/2004

Pier 1 Imports, Inc.	100.00	94.77	154.78	253.75	202.63	301.26

S&P 500 Index	100.00	105.79	99.08	92.11	69.64	96.46

S&P Retail Stores Composite Index	100.00	91.30	93.12	112.04	79.89	123.98

PROPOSAL TO AMEND THE 1999 STOCK PLAN

      Pier 1’s 1999 Stock Plan was approved by shareholders and became effective on June 24, 1999. The plan is administered by our compensation committee and provides for stock options grants to directors and employees and for the issuance of deferred stock units to our outside directors. At the recommendation of the compensation committee, the board of directors has determined that it is in our best interests to amend the plan to increase the number of authorized shares that may be issued under the plan by an additional 3,500,000 shares.

Number of Shares Available Under the Plan

      If shareholders approve this proposal, the maximum number of shares of common stock that may be issued under the plan will increase to 14,500,000, of which not more than 250,000 may be issued in exchange for deferred stock units. No single participant may be issued options covering more than 2,250,000 shares. For purposes of determining the number of shares available for issuance under the plan, only net shares issued are counted as issued. Net shares exclude shares delivered or withheld for payment of the exercise price of an option or for payment of tax withholding and exclude shares remaining subject to options which expire or are terminated. Options may be either incentive stock options authorized under Section 422 of the Internal Revenue Code or non-qualified options which do not qualify as incentive stock options. At February 28, 2004, options granted and outstanding under the plan covered an aggregate of 8,756,150 shares, leaving 217,430 shares remaining for future grants. If the proposed amendment is approved, the total number of shares that will then be available for future grants under the plan will increase to 3,717,430 shares. Additionally, there are 128,860 shares reserved for issuance in exchange for deferred stock units under the Director Deferred Stock Program.

Options Granted Under the Plan in the 2004 Fiscal Year

      During the last fiscal year, the executive officers named in the Summary Compensation Table were granted the number of options set forth in the Option Grant Table. The following table sets forth the number of options granted during the last fiscal year to our current executive officers, current directors who are not executive officers and our current employees who are not executive officers.

Current executive officers	1,000,000
Current directors who are not executive officers	35,000
Current employees who are not executive officers	1,256,000

Key Terms of the Options

      The term of each option is fixed by the committee, but may not be longer than 10 years from the date of grant. The exercise price of each option will also be determined by the committee, but may not be less than the fair market value of our common stock on the date of grant. Each option will be exercisable at the times and subject to any conditions established by the committee, and unless otherwise determined by the committee all options vest upon a change in control of Pier 1, as that term is defined in the plan. The exercise price for each option must be paid in cash or, if permitted by the committee, in common stock previously owned by the option holder. The committee may provide the option holder with the right to satisfy any minimum withholding tax obligation by delivering previously owned shares or withholding shares that would otherwise be issued upon exercise of the option. In the event of a stock dividend or stock split, the number of shares subject to outstanding options will be proportionately increased and the exercise price proportionately decreased, unless the committee determines otherwise. The number of shares available under the plan and maximum number of shares that may be issued to one person will also be proportionately increased, unless the committee determines otherwise. In the event of a combination of shares, recapitalization, reclassification, merger or other similar capital or corporate structure change, the committee may adjust the terms of outstanding options, the number of shares available under the plan, the maximum number of shares that may be issued to one person and other provisions of the plan.

      Upon the death or disability of an option holder, all options held by that person become fully exercisable and terminate after one year. If a director or an employee resigns with our consent, the person’s options will terminate three months after the resignation. Upon retirement at age 65, or early retirement from age 55 to age 65 with 15 or more years of service, a holder’s options become fully exercisable and terminate three years later or, if earlier, at the expiration date of the option. In the event of any other termination of employment of an option holder, all options held by that person will immediately terminate.

Directors’ Deferred Stock Program

      The plan provides for participation by outside directors in a deferred stock program. The plan permits directors to defer part or all of their cash fees into a deferred stock account maintained by Pier 1. Elective deferrals will be credited as deferred stock units. The number of deferred stock units issued is based on 150% of the amount of cash fees deferred and the market value of our common stock on the date of deferral. When a board member’s position as a director terminates, the deferred stock units are exchanged into common stock and delivered to the departing director. Under the plan, deferred stock units are credited with dividends paid on our common stock.

Amendment or Termination of the Plan

      The plan terminates 10 years after its adoption by our shareholders. The board of directors may at any time suspend or terminate the plan or amend the plan in any respect, except that without shareholder approval no amendment may:

•	increase the maximum number of shares subject to the plan;

•	increase the maximum number of shares covered by options that may be granted to one person;

•	change the class of employees eligible to receive options; or

•	decrease the minimum option exercise price at which options may be granted.

Federal Income Tax Effects

      No taxable income will be realized by a participant upon the grant of a non-qualified stock option. Upon exercise, the excess of the fair market value of the shares at the time of exercise over the option exercise price for the shares will generally constitute taxable compensation. Pier 1 or a subsidiary will be entitled to a deduction for such compensation income, assuming any federal income tax withholding requirements are satisfied. Upon disposition of the shares acquired upon exercise, any appreciation (or depreciation) in the stock value after the date of exercise will be treated as capital gain (or loss).

      No taxable income will be recognized by a participant upon the grant or exercise of an incentive stock option, assuming there is no disposition of the option shares within two years after the option was granted or within one year after the option was exercised (the “holding period”), and providing that the participant has been employed by Pier 1 or one of its subsidiaries from the date of grant to a date that is not more than three months before the date of exercise. The exercise of an incentive stock option, however, could result in an item of tax preference for purposes of the alternative minimum tax. The sale of incentive stock option shares after the holding period at a price in excess of the participant’s adjusted basis, which is ordinarily the option exercise price, will constitute capital gain to the participant. Neither Pier 1 nor any subsidiary will be entitled to a federal income tax deduction by reason of the grant or exercise of an incentive stock option or the sale of the shares after the holding period. If incentive stock option shares are sold by the participant prior to the expiration of the holding period, generally the participant will have compensation income taxable in the year of the sale in an amount equal to the excess of the fair market value of the shares at the time of exercise of the option (or, if less, the amount received upon the sale) over the option exercise price for the shares. Pier 1 or a subsidiary will be entitled to a deduction for that compensation income, assuming any federal income tax withholding requirements are satisfied.

Proposed Amendment

      The board of directors has determined that it is in our best interests to amend the plan as described above to increase the maximum number of shares that may be issued under the plan by 3,500,000 shares. A copy of the Pier 1 1999 Stock Plan, as amended, is attached to this proxy statement as Appendix B. For this proposal to be adopted, a majority of the votes cast by shareholders at the meeting must be voted for approval. If the shareholders do not approve this proposal, the amendment to the plan that is included in this proposal will not be implemented.

However, the plan as in effect prior to the amendment that is the subject of this proposal will continue to remain in effect.

      Management recommends a vote “FOR” this proposal.

PROPOSAL TO AMEND THE STOCK PURCHASE PLAN

      Pier 1 established the Stock Purchase Plan to provide all eligible employees an opportunity to acquire an ownership interest in Pier 1 and, as a result, provide participants with a more direct concern about our welfare and a common interest with our other shareholders. The plan provides a voluntary method of acquiring shares of Pier 1 common stock in convenient installments by payroll and other compensation deductions, supplemented by contributions from Pier 1.

      The plan has been in effect since 1980, was approved by our shareholders in that year and is administered by the compensation committee. The board of directors has approved amendments to the plan, subject to shareholder approval at the Annual Meeting, that would limit the term of the plan to five years from the date of the Annual Meeting and limit the number of shares issuable under the plan after June 25, 2004 to 1,500,000 shares. Currently, the plan has no expiration date or limit on the number of shares issuable under it.

Eligibility

      All of our full-time and part-time employees, and certain employees of our subsidiaries that have adopted the plan, who have attained the age of majority of their state of residence and have completed 60 days of employment with Pier 1 or one of our designated subsidiaries are eligible to participate in the plan. At February 28, 2004, approximately 14,744 employees were eligible to participate in the plan, and 2,627 employees were participants in the plan. Members of our board of directors who are not employees are also eligible to participate in the plan.

Participant Accounts

      Pier 1 maintains an account in the name of each participant, deducts funds from each participant’s pay as authorized and pays monthly to the plan for each participant’s account the deducted funds plus our contributions on the participant’s behalf. The plan allows us as the plan administrator to use the contributed funds to purchase shares of our common stock either on the NYSE or directly from Pier 1. No purchase through a broker on the NYSE may be made at a price which is greater than the last sale price or highest current independent bid price, whichever is higher, for our common stock. Shares purchased from our treasury are allocated to the accounts of participants in proportion to the funds received for each respective account based on the average cost over an allocation period paid by the plan to acquire the shares. The plan provides that we pay any broker’s commissions or markups on purchases made by the broker.

      Each participant acquires full and immediate ownership of all shares and fractional shares allocated to his account. All shares are registered in the name of the plan and remain registered in the plan’s name until delivery of the shares to the participant pursuant to the plan. Shares of common stock held by the plan in a participant’s account may be sold, assigned, pledged or otherwise dealt with at will by the participant, and the participant may request that a certificate for all of his or her full shares be delivered to him or her at any time. Any such action, however, will result in the automatic withdrawal of the participant from the plan. Shares will be distributed from a participant’s account under the plan to the participant upon his or her termination of employment, at which time the employee’s participation in the plan will end. All full shares in a participant’s account, however, will be automatically distributed to the participant pursuant to the plan at least once each calendar year without affecting the participant’s participation in the plan.

      A participant’s account is credited with all dividends, if any, paid on full and fractional shares held in his account. Cash dividends are reinvested in our common stock unless the participant otherwise requests.

Compensation Deductions

      A participant must specify the amount to be withheld from his compensation, with a minimum of $10.00 per month and a maximum of 10% of his compensation. The plan provides that directors who are not employees may contribute to the plan amounts not exceeding their monthly director’s fees. Subject to the plan’s limitations, compensation deductions may be increased or decreased at any time by the participant.

Our Contributions

      Pier 1 contributes an amount of from 10% to 50% of each participant’s monthly compensation deduction, depending upon the participant’s length of continuous participation in the plan. The amount of our contribution is determined as follows:

Pier 1
Years of Continuous	Contribution
Participation	Rate

less than 1	10%
greater than or equal to 1 but less than 2	20%
greater than or equal to 2 but less than 3	30%
greater than or equal to 3 but less than 4	40%
greater than or equal to 4	50%

      Any participant who received contributions from Pier 1 at a rate of 50% to 100% at the close of business on October 31, 1985, however, remains at that rate.

Amendment or Termination of the Plan

      The board of directors may amend or discontinue the plan at any time. An amendment or termination will not result in the forfeiture of any funds contributed by a participant or Pier 1, or of any shares or fractional shares purchased for a participant, or of any dividends or other distributions with respect to such shares, that were effective before the effective date of the amendment or termination. Certain material amendments to the plan must be submitted to our shareholders for their approval.

Federal Income Tax Effects

      The amount of a participant’s and Pier 1’s contribution to the plan is treated as “earned income” to the participant, and his withholding taxes will be increased appropriately. Assuming federal income tax withholding requirements are satisfied, Pier 1 will be allowed a deduction for participant contributions and Pier 1 contributions to participants’ accounts.

Benefits Under the Plan

      The following table shows for the persons and groups indicated, the amounts actually contributed in cash by the employee and Pier 1, and the number of shares purchased under the plan for their respective accounts during the fiscal year ended February 28, 2004.

	Employee Cash	Pier 1 Cash	Shares
Name and Position	Contributions	Contributions	Purchased(1)

Marvin J. Girouard	$135,407	$135,407	32,910
Charles H. Turner	87,894	43,947	7,332
Jay R. Jacobs	87,894	43,947	7,332
J. Rodney Lawrence	67,577	33,789	5,614
Robert A. Arlauskas	70,673	35,337	5,860
All Executive Officers	603,313	393,072	73,385
Non-Executive Directors	0	0	0
Non-Executive Officer Employees	2,889,527	1,248,681	204,970

(1)	Includes shares acquired through the reinvestment of dividends, shares acquired with bonus compensation accrued in fiscal year 2003 but paid in fiscal year 2004 and, for Mr. Girouard, 18,694 shares held by Pier 1 in his deferred account.

Proposed Amendments

      Newly adopted NYSE listing standards require that equity based compensation plans, such as the plan, be approved by a company’s shareholders. While the plan was approved by our shareholders in 1980, as approved it did not have a fixed term or a limit on the number of shares that can be purchased under it. Under NYSE guidelines and interpretations, the plan needs to be amended to fix a term of not more than ten years or to fix a limit on the number of shares issuable under the plan, and our shareholders must approve the amendments so that the plan, as amended, will comply with the new listing standards.

      The board of directors has determined to amend the plan both to make the plan terminate five years from the date of the 2004 Annual Meeting of Shareholders and to limit the number of shares issuable under the plan after June 25, 2004 to 1,500,000 shares in order to comply with the NYSE listing standards. A copy of the Pier 1 Stock Purchase Plan, as amended, is attached to this proxy statement as Appendix C. For this proposal to be adopted, a majority of the votes cast by shareholders must be voted for approval. If the shareholders do not approve the proposed amendments, the board of directors will terminate the plan.

      Management recommends a vote “FOR” this proposal.

OTHER BUSINESS

      We do not plan to act on any matters at the meeting other than those described in this proxy statement. If any other business should properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

Relationship with Independent Auditors

      Pursuant to its amended charter, the audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. The audit committee plans to select auditors for the 2005 fiscal year at a committee meeting which will precede the Annual Meeting of Shareholders.

      The audit committee appointed Ernst & Young LLP as our auditors for fiscal year 2004. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions from shareholders.

Independent Auditor Fees

      The following table presents fees incurred for professional services rendered by Ernst & Young LLP, our independent auditors, for fiscal years ended February 28, 2004 and March 1, 2003.

	February 28, 2004	March 1, 2003

Audit Fees (1)	$480,000	$401,000
Audit-Related Fees (2)	68,150	41,000
Tax Fees (3)	197,100	293,000
All Other Fees	—	—

Total Fees	$745,250	$735,000

(1)	Includes fees for services related to the annual audit of the consolidated financial statements, required statutory audits and reviews of Pier 1’s quarterly reports on Form 10-Q.

(2)	Includes fees for services related to employee benefit plan audit, securitization of Pier 1’s proprietary credit card receivables and various accounting and reporting consultations.

(3)	Includes fees for services related to tax compliance, tax advice and tax planning.

Pre-approval of Nonaudit Fees

      The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it. The audit committee has delegated to the chairman of the audit committee authority to approve permitted services provided that the chairman reports any decisions to the committee at its next scheduled meeting.

Shareholder Proposals for 2005 Annual Meeting

      To be included in the proxy statement relating to the 2005 Annual Meeting of Shareholders, shareholder proposals must be received by our secretary no later than January 13, 2005.

      In order to bring a matter before the 2005 Annual Meeting of Shareholders that is not contained in the proxy statement, including the nomination of an individual for election as a director, a shareholder must comply with the advance notice provisions of our by-laws. Our by-laws require that we receive notice of the matter no earlier than March 28, 2005, and no later than April 26, 2005. You may contact our secretary to find out what specific information regarding the matter must be included with the advance notice.

Proxy Solicitation

      We have hired Mellon Investor Services, LLC to assist us in soliciting proxies. We will pay all costs associated with the solicitation, including Mellon’s fees, which we expect to be $5,000 or less, and all mailing and delivery expenses. In addition to solicitations by mail, our officers and employees may solicit proxies personally and by telephone or other means, for which they will receive no compensation in addition to their normal compensation. We may also make arrange-

ments with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse them for their reasonable out-of-pocket and clerical expenses.

Voting Securities

      Shareholders of record on May 5, 2004 will be entitled to vote at the meeting. On that date, 88,026,989 shares of our common stock were outstanding and entitled to vote at the meeting. Each share of common stock entitles the holder to one vote on each matter voted on at the meeting. An abstention will not be counted as voting for a matter, and, therefore, will have the same effect as a vote against the matter. Votes withheld, including broker non-votes, will not be counted as a vote either for or against the matter.

Voting by Plan Administrator

      The enclosed proxy card also covers shares of Pier 1 common stock held for participants in our Stock Purchase Plan and will serve as voting instructions for the plan administrator.

Quorum

      Shareholders representing a majority of the shares of our common stock outstanding as of May 5, 2004 must be present at the Annual Meeting in order to conduct business at the meeting.

YOUR VOTE IS IMPORTANT

      You are encouraged to let us know your preference by completing and returning the enclosed proxy card or by voting by telephone or the Internet.

/s/ J. Rodney Lawrence
J. Rodney Lawrence
Secretary

May 13, 2004

APPENDIX A

AUDIT COMMITTEE CHARTER

      1. Purpose. The Audit Committee’s purpose is (a) to assist the Board of Directors in fulfilling its responsibility to oversee (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors, and (b) to prepare the Audit Committee report that is required by the rules of the SEC to be included in the Company’s annual proxy statement. In fulfilling its purpose, the Committee should foster free and open communications among the directors, the independent auditors, the internal auditors and the financial and senior management of the Company.

      The Company’s independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to select, retain, compensate and terminate the Company’s independent auditors.

      2. Composition. The Audit Committee shall consist of at least three directors, each of whom is independent, within the meaning of the listing standards of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the Rules promulgated by the Securities and Exchange Commission. In addition, no member of the Committee may simultaneously serve on the audit committees of more than two other public companies unless the Board of Directors determines that such service would not impair the ability of such director to effectively serve on the Audit Committee and discloses such determination in the Company’s annual proxy statement. All members of the Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable time after their appointment to the Committee. To the extent possible, at least one member of the Committee shall be an “audit committee financial expert” as such term is defined by the SEC and determined in the good faith judgment of the Board of Directors.

      The Board of Directors shall appoint members of the Audit Committee and its Chairman annually, considering the recommendation of the Nominating/ Corporate Governance Committee, and further considering the views of the Chairman of the Board and Chief Executive Officer, as appropriate. The members of the Audit Committee shall serve until their successors are appointed and qualify. The Board of Directors shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in the Committee with new member(s) that satisfy the requirements set forth in the preceding paragraph.

      3. Resources and Authority of the Audit Committee. The Audit Committee shall have the financial resources and authority necessary to carry out its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special or independent counsel, accountants or other advisors it deems appropriate, without seeking the approval of the Board of Directors or management.

      4. Compensation of Audit Committee Members. No member of the Audit Committee may receive any compensation from the Company other than (i) director’s fees, including committee member and committee chair fees, if any (in the form of cash, Company stock, stock options or other in-kind consideration ordinarily available to directors), (ii) a pension or other form of deferred compensation from the Company for prior service that is not contingent in any way on future service and (iii) any other regular benefits that other directors receive.

      5. Responsibilities. The Committee will meet at least four times each year or more frequently as circumstances require. In connection with fostering open communication among groups providing accounting, auditing and financial reporting services for the Company, the Committee will meet periodically with the independent auditors, the internal auditor and financial and senior management in separate sessions to discuss any matter that the Committee or any of these groups believes should be discussed privately. The Committee will also be responsible for setting clear hiring policies for employees or former employees of the independent auditors and for establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      The Committee’s specific responsibilities in performing its oversight role are set forth in the Audit Committee Responsibilities Checklist that is attached as an addendum to this Charter. The responsibilities checklist will be updated periodically to reflect changes in regulatory requirements, authoritative guidance and evolving oversight practices.

      6. Limitation of Audit Committee’s Role. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

AUDIT COMMITTEE

RESPONSIBILITIES CHECKLIST

When Typically Performed

		Annually	Quarterly	A/N**

1.	Retain and, when appropriate, terminate the Company’s independent auditors.	X		X
2.	Approve all audit engagement fees and terms, as well as all permitted non-audit engagements with the Company’s independent auditors.	X		X
3.	Review and evaluate the qualifications, performance and independence of the lead audit partner (or similar designation) of the independent auditors.	X
4.	Require the independent auditors (the “firm”) to submit to the Committee at least annually a report describing (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company.	X
5.	Review the independent auditors’ “independence letter” and evaluate the qualifications, performance and independence of the independent auditors, including discussing with the independent auditors all of their relationships or services that may impact their objectivity and independence and determining whether the auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors’ independence, taking into consideration the opinions of management and the internal auditors; present the Committee’s conclusions to the Board of Directors and recommend to the Board of Directors appropriate action to ensure the independence of the independent auditors.	X
6.	Delegate certain matters to a sub-committee of the Committee (which may consist of a single member of the Committee) to the extent such delegation does not conflict with applicable laws, rules or regulations affecting the Company.			X

When Typically Performed

		Annually	Quarterly	A/N**

7.	Confer with the independent auditors and the internal auditor as to the scope of each of their proposed audits, including directing special attention to specific matters or areas deemed by the Committee or the independent auditors or internal auditors to be of special significance; and confirm both of the auditors’ understanding that they have the authority and responsibility to inform the Committee of any unresolved issues they encounter.		X
8.	Consult with management on the appointment of the internal auditors; review the proficiency, capabilities and independence of the internal auditors.	X
9.	Meet separately no less often than every quarter with management, the internal auditors and the independent auditors.		X	X
10.	Review the findings and recommendations of the independent auditors on completion of their annual audit.	X
11.	Review with the independent auditors any material difficulties the auditors encountered in the course of their audit work, including any restrictions on the scope of the independent auditors’ activities or on access to requested information.	X		X
12.	Review with the independent auditors, outside the presence of management, the matters required to be discussed under generally accepted auditing standards relating to the conduct of the audit, any significant disagreements with management and unresolved issues, including, without limitation, any accounting adjustments that were noted or proposed by the independent auditors but were “passed” as immaterial or otherwise and any communications between the independent audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement. Resolution of any such matters is to be coordinated with management.	X		X
13.	Review any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company.	X

When Typically Performed

		Annually	Quarterly	A/N**

14.	A. Review with management and the independent auditors the Company’s year-end audited financial statements to be included in the Company’s annual report on Form 10-K and the independent auditors’ report thereon, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board of Directors whether the Company’s year end audited financial statements should be included in the Company’s Form 10-K.	X
	B. Review with management and the independent auditors the Company’s quarterly financial statements, including the Company’s disclosures under “M, D & A”.		X
15.	Review with the independent auditors (i) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, (ii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company, (iii) critical accounting policies of the Company and (iv) any other major issues regarding accounting principles and financial statements.	X
16.	Review disclosures, if any, made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.		X	X
17.	A. Prior to disclosure, review and discuss the quarterly and annual earnings releases.	X	X
	B. Prior to disclosure, at least one member of the Audit Committee shall review and discuss types of financial information presented to analysts and rating agencies (other than monthly sales press releases) and earnings guidance not previously made available to the public followed by a report to the Audit Committee at its next regular meeting reporting such approval.			X
18.	Discuss with the independent auditors their judgments about the clarity of the Company’s financial disclosure practices and the quality and appropriateness of the accounting principles and estimates and other judgments applied in the Company’s financial reporting.	X

When Typically Performed

		Annually	Quarterly	A/N**

19.	Consider and approve, if appropriate, changes to accounting principles applied in the Company’s financial reporting.			X
20.	Review, in consultation with the independent auditors, the internal auditors and the financial management of the Company, the adequacy and effectiveness of the Company’s internal controls and procedures for financial reporting and the independent auditors’ annual report on management’s assessment thereof.	(beginning FY 05) X
21.	Review at least quarterly the findings and recommendations of the internal auditors and management’s actions regarding internal audit recommendations.		X
22.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s policies with respect to risk assessment and risk management, and review the responsibilities, budget and staffing of the Company’s internal auditors.	X
23.	Assess procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.	X		X
24.	Prepare the Audit Committee report that is required by the rules of the SEC to be included in the Company’s annual proxy statement.	X
25.	Consider periodically and recommend to the Board of Directors, as appropriate, changes to the Committee’s Charter and to this checklist.			X
26.	Prepare and review with the Board of Directors an annual performance evaluation of the Audit Committee, which evaluation must compare the Committee’s performance with the requirements of this Charter, and set forth goals and objectives of the Committee for the upcoming year.	X
27.	Consult with and retain such advisors and consultants as the Committee deems necessary, including legal counsel (who may be counsel to the Company), accounting and other advisors.			X

When Typically Performed

		Annually	Quarterly	A/N**

28.	Report to and review with the Board of Directors any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the Company’s internal audit function.			X
29.	Report all actions taken at its meetings to the Board of Directors at the next following meeting of the Board.		X

APPENDIX B

PIER 1 IMPORTS, INC.

1999 STOCK PLAN

Restated As Amended June 25, 2004

      1. Purpose. The purpose of the Plan is to advance the Company’s interests by encouraging certain employees of the Company and its subsidiaries and non-employee directors of the Company to acquire a proprietary interest in the Company through ownership of Common Stock. Such ownership is intended to encourage employees to remain with the Company and to help attract other qualified persons to become employees and directors.

      2. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee is authorized to grant Options under the Plan, and the Committee is authorized to interpret the Plan and the Options, to prescribe, amend and rescind rules and regulations relating to the Plan and the Options, and to make other determinations necessary or advisable for the administration of the Plan. The Committee is also authorized to administer the Director Deferred Stock Program. All of such determinations shall be conclusive and binding on all persons. The Committee shall act pursuant to a majority vote or by unanimous written consent. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any grant thereunder.

      3. Eligibility. Options may be granted under the Plan to Non-Employee Directors and to key employees of the Company or any of its Subsidiaries as the Committee shall determine from time to time.

      4. Types of Options. Options granted pursuant to the Plan may be either Incentive Stock Options or non-qualified Options not so qualifying under the Code. It is the intent of the Company that non-qualified stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction be interpreted in order to effectuate such intent.

      5. Stock Subject to the Plan. The aggregate number of Shares that may be issued or sold under Options or delivered in exchange for Deferred Stock Units pursuant to the Plan shall not exceed 14,500,000 Shares, of which not more than 250,000 Shares may be issued in exchange for Deferred Stock Units; provided, that additional Shares above such maximum amount may be issued in exchange for Deferred Stock Units that shall have been credited to any Deferred Stock Account solely as a result of dividends or adjustments pursuant to Section 8(d) or 8(e) hereof; and provided, further, that no person shall be granted Options under the Plan covering an aggregate of more than 2,250,000 Shares. Shares may be either authorized but unissued shares of Common Stock or issued shares of Common Stock that shall have been reacquired by the Company. The aggregate number of Shares issuable under the Plan and to one person shall be subject to adjustment as provided in Section 9 hereof. For purposes of calculating the maximum number of Shares of Common Stock which may be issued under the Plan, Shares shall include only net Shares issued upon exercise of Options and, accordingly, shall exclude Shares delivered or withheld for payment of Option exercises or for tax withholding and shall exclude Shares remaining subject to Options which expire or are terminated for any reason.

      6. Non-transferability of Options. Except as otherwise authorized by the Committee, in its discretion, and expressly provided in the Option agreement pursuant to which an Option is granted, no Option shall be transferable except by will or the laws of descent and distribution.

      7. Options. The Committee shall have the power, subject to the limitations contained in the Plan, to prescribe the terms and conditions of any Option granted hereunder. Each Option shall be evidenced by an agreement in such form as the Committee shall from time to time determine, which agreement shall contain such terms and conditions not inconsistent with the Plan as the Committee, in its sole discretion, may prescribe. Options shall be subject to the following provisions:

(a) Allotment of Shares; Option Price. The Committee shall determine the total number of Shares subject to each Option under the Plan. The Option exercise price for the Shares subject to each Option shall be determined by the Committee, but shall not be less than the Fair Market Value of the Common Stock on the date of grant.

(b) Duration of Options. Except as otherwise set forth herein, Options shall expire after such term as the Committee shall determine. No option shall be exercisable after the expiration of 10 years from the date of grant.

(c) Exercise of Options. Each option granted under the Plan shall be exercisable from time to time as the Committee shall determine. No option shall be exercised for fewer than 100 Shares unless the remaining Shares that have become so purchasable are fewer than 100 Shares. In the event of the Retirement, death or Permanent Disability of an Optionee, or in the event of a Change in Control (as hereinafter defined), all Options granted to such Optionee shall immediately become fully exercisable to the extent of all Shares then covered by such Options, except that in the case of a Change in Control only if the Board of Directors shall not have determined otherwise prior to such Change in Control. A “Change in Control” shall mean any of the following events:

(i) a merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the total combined voting power for election of directors of the surviving corporation or other entity following the effective date of such merger or consolidation;

(ii) the acquisition or holding of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing in the aggregate 30% or more of the total combined voting power of the Company’s then issued and outstanding voting securities by any person, entity or group of associated persons or entities acting in concert, other than any employee benefit plan of the Company or of any Subsidiary or any entity holding such securities for or pursuant to the terms of any such plan;

(iii) the election of members of the Board of Directors at a meeting of stockholders or by written consent, the majority of which were not nominated by the Board of Directors;

(iv) the sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly owned Subsidiary; or

(v) the approval by the stockholders of the Company of any plan or proposal for the liquidation of the Company or its Subsidiaries, other than into the Company.

(d) Payment for Shares. The purchase price of each Share purchased upon the exercise of any Option shall be paid in full at the time of such purchase, and a stock certificate representing Shares so purchased shall be delivered to the person entitled thereto. Until the stock certificate for such Shares is issued in the Optionee’s name, the Optionee shall have no rights of a stockholder. Payment may be made in whole or in part in cash or, if the Committee so permits, in Common Stock owned by the Optionee without restriction for the preceding six months valued at Fair Market Value on the date preceding the date the Option is exercised. The Committee may permit an Optionee to pay the purchase price by irrevocably authorizing a third party to sell Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the purchase price and any tax withholding resulting from the exercise of the Option. It shall be a condition to the performance of the Company’s obligation to issue or transfer Shares upon exercise of an Option that the Optionee pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer upon such exercise. The Committee may provide the Optionee with the right to satisfy minimum required federal or state tax withholding obligations by delivery of previously owned shares of Common Stock or electing the withholding of Shares otherwise issuable upon exercise of a non-qualified Option, the Fair Market Value of which does not exceed the amount to cover the minimum required federal and state tax withholding obligations incurred in connection with the exercise of the Option.

(e) Termination of Options. Unless otherwise provided in an Option agreement or otherwise agreed to by the Committee:

(i) upon the death or Permanent Disability of an Optionee, any Option granted to the Optionee shall become fully exercisable to the extent of all unexercised Shares pertaining to such Option, and may be exercised by the Optionee, or in the case of death, by the Optionee’s estate or a person who acquires the right to exercise such Option by bequest, inheritance or transfer (if transferability were specifically provided for in the Option agreement) until the earlier of (I) the remaining Option Term and (II) the first anniversary of such death or disability;

(ii) upon the Retirement of an Optionee, any Option granted to the Optionee may be exercised by the Optionee to the extent exercisable on the date of such Retirement until the earlier of (I) the remaining Option Term and (II) the third anniversary of such Retirement;

(iii) upon the resignation or expiration of the term of office of a director who does not stand for re-election, or upon the resignation of an employee with the consent of the Company, in each case without the Optionee’s Retirement as provided in Subsection 7(e)(ii), any Option granted to the Optionee may be exercised by the Optionee to the extent exercisable on the date of such resignation or expiration of term of office until the earlier of (I) the remaining Option Term and (II) the 91st day following such resignation or expiration; provided, that in the event of the death of the Optionee after such resignation or expiration but prior to the end of such period of exercisability, the period during which the Option may be exercised shall be extended until the earlier of (I) the remaining Option Term and (II) the first anniversary of such resignation or expiration; and

(iv) upon termination of an Optionee’s employment, other than as provided in subsections 7(e)(i), (ii) or (iii), all Options granted to the Optionee shall terminate immediately at such termination of employment.

Options granted under the Plan shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or any of its Subsidiaries. The Option agreement may contain such provisions as the Committee shall approve with respect to the effect of approved leaves of absence. Cessation of any corporation’s relationship with the Company as a Subsidiary shall constitute a “termination of employment” hereunder as to individuals employed by that corporation.

      8. Director Deferred Stock Program. Each Non-Employee Director shall be eligible to participate in the Director Deferred Stock Program through deferral of part or all of such director’s cash compensation into Deferred Stock Units, as participation in such program shall be provided for by the Board of Directors from time to time.

(a) Deferred Stock Account. Subject to the availability of Shares under the Plan, the Board of Directors may in its discretion provide that part or all of the compensation of Non-Employee Directors otherwise payable in cash to each Non-Employee Director be payable, either mandatorily and/or at the election of each Non-Employee Director, in Deferred Stock Units. Deferred Stock Units shall be held in a Deferred Stock Account for each Non-Employee Director in accordance with the provisions of the Director Deferred Stock Program.

(b) Mandatory Deferral. To the extent any cash compensation to a Non-Employee Director shall be mandatorily payable in Deferred Stock Units, in lieu of paying such compensation in cash the Company shall credit the Deferred Stock Account for each Non-Employee Director the number of Deferred Stock Units equal to the quotient of the amount of cash to be deferred divided by the Fair Market Value per share of Common Stock on the date of credit.

(c) Elective Deferral. To the extent provided in the Director Deferred Stock Program, each Non-Employee Director may elect to defer all or part of his eligible cash compensation relating to the forthcoming year by filing, not later than the date of the Company’s annual meeting of stockholders, an irrevocable election with the Company on a form provided for that purpose. The election shall be effective for compensation payable for services rendered during the year commencing the day after the Company’s annual meeting of stockholders. The election form shall specify an amount to be deferred in increments of $1,000. In lieu of paying such elected amount of compensation, the Company shall credit the Deferred Stock Account of each Non-Employee Director electing a deferral the number of Deferred Stock Units equal to the product of 1.5 multiplied by the amount of compensation elected for deferral, divided by the Fair Market Value per share of Common Stock on the date of credit.

(d) Dividends. Each time a dividend shall be paid on Common Stock, other than a dividend of capital stock of the Company, each Deferred Stock Account shall be credited with additional Deferred Stock Units equal to the product of the dividend payment amount (or, if other than in cash, the fair market value thereof) per share multiplied by the number of Deferred Stock Units credited to the Deferred Stock Account as of the record date for the dividend, divided by the Fair Market Value of the Common Stock on the dividend payment date.

(e) Adjustments. In the event of a stock dividend, stock split or combination of shares of Common Stock, recapitalization, reclassification, merger or other similar capital or corporate structure change of the Company, then the number and the rights and privileges of Deferred Stock Units in each Deferred Stock Account shall be adjusted in a like manner as if the Deferred Stock Units had been issued and outstanding shares of Common Stock at the time of such occurrence.

(f) Payment. The balance of each Non-Employee Director’s Deferred Stock Account shall be paid to such director on the first of the month following the 90th day after such director terminates his position as a Non-Employee Director. Each Deferred Stock Unit shall be exchanged for a whole share of Common Stock. Any fractional Deferred Stock Unit shall be paid in cash based on the Fair Market Value of the Common Stock on the date of such termination.

(g) Non-Assignability. The right of a Non-Employee Director or any person claiming under such director to receive payments from any Deferred Stock Account may not be assigned, transferred, pledged, anticipated, commuted or encumbered except by will or the laws of descent and distribution, nor shall a Deferred Stock Account be subject to seizure for payment of any debts or judgment of any Non-Employee Director or any person claiming through or under such director.

      9. Adjustments. In the event of a stock dividend or stock split, unless the Committee shall determine otherwise, (i) the number of Shares at the time of such stock dividend or stock split issuable under the Plan pursuant to Options or in exchange for Deferred Stock Units, (ii) the limitation on the maximum number of Shares underlying Options that may be granted to one person and (iii) the number of Shares subject to any outstanding Option shall each be increased in direct proportion to the increase in the number of shares of Common Stock by reason of such stock dividend or stock split, and the exercise price per Share of any outstanding Option shall be proportionately decreased; provided that the adjusted number of Shares shall always be a whole number with any fractional Shares being deleted therefrom. In the event of a combination of shares, recapitalization, reclassification, merger or other similar capital or corporate structure change of the Company, the Committee may, in its discretion, adjust (i) the number of Shares at the time of such change issuable under the Plan pursuant to Options or in exchange for Deferred Stock Units, (ii) the limitation on the maximum number of Shares underlying Options that may be granted to one person, (iii) the number of Shares subject to any outstanding Option and/or the exercise price thereof and (iv) such other provisions of the Plan or outstanding Options that the Committee determines to be appropriate or advisable, including without limitation, changing the security into which the Option is exercisable, terminating the Option with prior notice to the Optionee, and exchanging the Option for cash, another option or other security.

      10. Effective Date; Stockholder Approval; Term. The Plan shall become effective on the date of the last to occur of the (i) adoption of the Plan by the Board of Directors and (ii) approval of the Plan, within 12 months of such adoption, by the holders of a majority of the Common Stock present and voting on the Plan at a duly held meeting of stockholders if holders of a majority of the outstanding Common Stock vote on the proposal. No Option shall be granted after the 10th anniversary of the Plan’s effective date (or, if earlier, the 10th anniversary of the adoption of the Plan in the case of an Incentive Stock Option) or the earlier suspension or termination of the Plan in accordance with its terms. The Plan shall terminate on the 10th anniversary of the Plan’s effective date or on such earlier date as it may be terminated under the provisions of Section 11 hereof; provided that each Option granted prior to such date shall remain in effect in accordance with its terms and each Deferred Stock Account shall be credited with dividends and subject to adjustment until full payment of such Deferred Stock Account.

      11. Amendment or Discontinuance of the Plan. The Board of Directors may, insofar as permitted by law and subject to the limitations contained in the Plan, at any time or from time to time, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that, without appropriate approval of the stockholders of the Common Stock, no such revision or amendment shall increase the maximum number of Shares subject to the Plan, increase the maximum number of Shares covered by Options that may be granted to one person, change the designation of the class of employees eligible to receive options or decrease the minimum exercise price at which Options may be granted.

      12. Applicable Laws or Regulations and Notification of Disposition. The Company’s obligation to sell and deliver Shares under an Option is subject to such compliance as the Company deems necessary or advisable with federal and state laws, rules and regulations applying to the authorization, issuance, listing or sale of securities. The Company may also require in connection with any exercise of an Incentive Stock Option that the Optionee agree to notify the Company when making any disposition of the Shares, whether by sale, gift, or otherwise, within two years of the date of grant or within one year of the date of exercise.

      13. No Employment Right, No Obligation to Exercise Option. Nothing contained in the Plan, or in any Option, shall confer upon any Optionee any right to continued employment by the Company or any of its Subsidiaries or to continued membership on the Board of Directors of the Company or limit in any way the right of the Company or any of its Subsidiaries to terminate the Optionee’s employment at any time.

      14. No Implied Rights. No person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary. Rights conferred under the Plan are solely contractual rights to Shares, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary.

      15. Definitions. As used in this Plan, the following definitions shall apply:

(a) “Board of Directors” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean the Compensation Committee of the Board of Directors or, in the case of granting an Option and determining its terms and conditions, the Board of Directors, if the Board of Directors so determines.

(d) “Common Stock” shall mean the Company’s common stock, par value $1.00 per share.

(e) “Company” shall mean Pier 1 Imports, Inc. or any successor.

(f) “Deferred Stock Account” shall mean an appropriate bookkeeping account or record maintained by the Company denominated in Deferred Stock Units for the sole purpose of measuring and determining the number of shares of Common Stock to be delivered to the Non-Employee Director in exchange for Deferred Stock Units. The Deferred Stock Account shall not constitute or be treated as an escrow or trust fund of any kind, but shall constitute an unfunded, unsecured liability of the Company to make payments in accordance with the provisions of the Director Deferred Stock Program. The Non-Employee Director shall not be entitled to redeem, exchange or otherwise receive any amount from the Deferred Stock Account except as provided in the Director Deferred Stock Program.

(g) “Deferred Stock Unit” shall mean a unit of credit of the Deferred Stock Account representing one share of Common Stock. If the Company shall declare and pay a dividend on the Common Stock in capital stock other than Common Stock or the Company shall engage in a recapitalization, reclassification, merger or other transaction to change the capital or corporate structure of the Company, then in accordance with Section 8(e) hereof, Deferred Stock Units shall represent such other capital stock in place of or in addition to Common Stock, and references to Common Stock with respect to Section 8 hereof shall in addition mean, as appropriate, such other capital stock. In such an event, a Deferred Stock Account may be denominated in separate classes of Deferred Stock Units representing different classes of capital stock. In any calculation of Deferred Stock Units to be credited to a Deferred Stock Account, the number of Deferred Stock Units shall be rounded to the nearest one-hundredth of a unit.

(h) “Director Deferred Stock Program” shall mean the program of the Company authorized in Section 8 hereof and as specifically instituted, amended or suspended from time to time by the Board of Directors.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” shall be the applicable day’s closing sales price of the security as reported for consolidated transactions on the principal exchange on which such security is listed or admitted to trading, or, if no sales occur on that date, the price on the most recent trading day prior thereto, or, if the security is not listed or admitted to trading on a national securities exchange, the average of the highest bid and lowest ask prices on such day as reported by the National Association of Securities Dealers or a comparable service.

(k) “Incentive Stock Option” shall mean a stock option qualifying under Section 422 of the Code.

(l) “Non-Employee Director” shall mean a member of the Board of Directors of the Company who is not an officer or employee of the Company or any Subsidiary.

(m) “Option” shall mean a non-qualified stock option or an Incentive Stock Option granted pursuant to the Plan.

(n) “Optionee” shall mean a holder of an Option.

(o) “Option Term” shall mean the period during which an Option may be exercised, which shall be 10 years from the date of grant thereof unless a shorter period is provided by the Committee or by a provision of the Plan.

(p) “Permanent Disability” shall mean long-term disability as defined in the Company’s employee long-term disability plan.

(q) “Plan” shall mean the Pier 1 Imports, Inc. 1999 Stock Plan.

(r) “Retirement” shall mean (i) as to an employee, the separation from employment, other than by the Company for cause, after the earlier of (I) completing 15 years of service with the Company or any Subsidiary and attaining age 55 or (II) attaining age 65, and (ii) as to a director, ceasing to be a member of the Board of Directors, other than by reason of death, disability or removal from office, after attaining age 70.

(s) “Shares” shall mean shares of Common Stock subject to Options or deliverable in exchange for Deferred Stock Units pursuant to the Plan.

(t) “Subsidiary” shall mean any corporation or other entity of which at least 50% of the voting securities are owned directly or through one or more Subsidiaries.

APPENDIX C

PIER 1 IMPORTS, INC.

STOCK PURCHASE PLAN

Restated As Amended June 25, 2004

PURPOSE OF PLAN

      The purpose of the Pier 1 Imports, Inc. Stock Purchase Plan (the “Plan”) is to provide Eligible Participants of Pier 1 Imports, Inc. and its employing affiliates with the opportunity to acquire an ownership interest in Pier 1 Imports, Inc. and thereby provide those who will be responsible for the continued growth of Pier 1 Imports, Inc. with a more direct concern about its welfare and a common interest with other shareholders of Pier 1 Imports, Inc. The Plan provides a voluntary method of acquiring shares of Common Stock in convenient installments by compensation deductions, supplemented by contributions from the Eligible Participant’s employer (the “Company”).

ARTICLE I

ELIGIBILITY

      All employees of the Company who have attained the age of majority of their state of residence and have completed 60 days of employment with the Company will be eligible to participate in the Plan, at their election; provided, however, that a Participant who has withdrawn from the Plan will again be eligible to participate only after a period of 12 months from the date of such withdrawal. Members of the Board of Directors of Pier 1 Imports, Inc. who are not employees shall also be eligible to participate in the Plan.

ARTICLE II

PARTICIPATION

      An Eligible Participant at his election may enroll as a Participant by filling in and signing a form of compensation deduction authorization. Such forms may be obtained through the Human Resources Department of the Company. Enrollment shall become effective and the Company will establish an Account for Participant as soon as practicable after the authorization for compensation deductions is received by the Company.

ARTICLE III

METHOD OF OPERATION

      Pier 1 Imports, Inc., assisted by the Administrative Committee, will administer the Plan and will establish an Account in the name of each Participant. The Company will deduct funds from each Participant’s pay as authorized and will pay monthly to the Plan for the Account of such Participant such deducted funds plus contributions by the Company on behalf of Participant. Such funds will promptly be used to purchase shares of Common Stock (i) on the New York Stock Exchange by a Broker designated by the Administrative Committee of the Company, or (ii) directly from Pier 1 Imports, Inc.; provided that no such purchase of Common Stock from a Broker may be made at a price which is greater than the last sale price or highest current independent bid price, whichever is higher, for such stock on the New York Stock Exchange. Purchases of shares of Common Stock from Pier 1 Imports, Inc. will be at an average price per share determined over the allocation period as the Administrative Committee deems appropriate. Such shares will be allocated to the Accounts of Participants, at the average cost thereof, in proportion to the funds received for each respective Account. Allocation will be made in full shares of Common Stock and fractional interests therein to the one-thousandth of a share.

      Any Broker’s commissions or markups on purchases made by the Broker will be paid by Pier 1 Imports, Inc. Broker’s commissions, markups or markdowns or other charges in connection with sales of the Common Stock and reinvestment of dividends for Common Stock withdrawn from the Plan will be payable by Participants.

ARTICLE IV

COMPANY CONTRIBUTIONS

      The Company will contribute an amount which will range from 10% to 50% of each Participant’s monthly compensation deduction, depending upon Participant’s length of continuous participation in the Plan. A non-employee Director may participate in the Plan, as well as all other contributory employee benefit plans of the Company, but only in amounts not to exceed his monthly Director’s fees. Contributions on behalf of any such Director shall be made by Pier 1 Imports, Inc. in lieu of the Company. The Company’s contribution will be as follows:

SCHEDULE

Years of Continuous	Company Contribution
Participation	Rate

less than 1 year	10%
greater than or equal to 1 year but less than 2 years	20%
greater than or equal to 2 years but less than 3 years	30%
greater than or equal to 3 years but less than 4 years	40%
greater than or equal to 4 years	50%

Provided, however, at the close of business on October 31, 1985, all Participants who were allocated Company contributions at a rate of 50% or more shall remain at the then existing rate of contribution, and Participants who were allocated Company contributions at a rate of less than 50% shall after such date participate in the Plan at the Company Contribution Rate which applied to such Participant on October 31, 1985, and thereafter, the Company Contribution Rate shall increase based on Participant’s Years of Continuous Participation to a maximum rate of 50%. The maximum amount a Participant may contribute through compensation deductions is 10% of his compensation. A Director who is not an employee of the Company may participate in the Plan and contribute all his Director’s fees paid by the Company and the Company will match such contribution at a rate of 50%. A Participant’s Years of Continuous Participation in the Plan shall be calculated on the anniversary of the Participant’s effective enrollment date in the Plan.

ARTICLE V

COMPENSATION DEDUCTIONS

      A Participant will specify in the compensation deduction authorization the amount to be withheld from his Compensation, with a minimum of $10.00 per month and a maximum as provided in Article IV hereof. Compensation deductions will be made from each check payable to a Participant, and authorization will remain effective until revised or terminated as hereinafter provided.

      Compensation deductions may be increased or decreased (subject to the minimum and maximum limitations set forth above) at any time by Participant’s written request submitted to the Human Resources Department of the Company. Commencement of increases or decreases of deductions will become effective as soon as practicable after a Participant’s request is received by the Company.

ARTICLE VI

TERMINATION OF COMPENSATION DEDUCTIONS

      A Participant’s compensation deduction authorization shall automatically terminate without notice upon his death or termination of his employment and may be terminated at any time by Participant’s written request submitted to the Human Resources Department of the Company. Voluntary termination of deductions shall become effective as soon as practicable after receipt by the Human Resources Department of the Company of a Participant’s request. After termination of payroll authorization, a Participant may maintain or close his Account as herein provided in Article IX. A Participant who has terminated his compensation deduction authorization may not re-enter the Plan within 12 months after the effective date of such termination but may thereafter re-enter the Plan by following the procedure set forth in Article II.

ARTICLE VII

TERM; AMENDMENT OR TERMINATION OF PLAN

      The Plan will automatically terminate on the earlier of (i) the fifth anniversary of the Effective Date (i.e., June 25, 2014), or (ii) when an aggregate of 1,500,000 shares have been issued after the Effective Date, unless previously terminated by the Board of Directors. The Board of Directors reserves the right to amend or discontinue the Plan at any time. Any such amendment or termination will not result in the forfeiture of any funds deducted from the Compensation of any Participant or contributed by the Company on behalf of any Participant, or of any shares or fractional interest in shares purchased for Participant, or of any dividends or other distributions in respect of such shares, effective before the effective date of the amendment or termination of the Plan.

      Any amendment to the Plan will be submitted to the shareholders for approval by a majority of the shares present or entitled to a vote at a meeting called therefor, if the amendment would:

      (a) materially increase the benefits accruing to participants under the Plan; or

      (b) materially increase the number of securities which may be issued under the Plan; or

      (c) materially modify the requirements as to eligibility for participation in the Plan.

ARTICLE VIII

PARTICIPANT’S ACCOUNTS

      Each Participant for whose Account funds were received immediately acquires full ownership of all shares of Common Stock and any fractional interest therein when the shares are allocated to his Account. All shares will be registered in the name of the Plan and will remain so registered until delivery of the shares to the Participant pursuant to the Plan. A Participant’s compensation deductions will terminate if he assigns or hypothecates his interest in the Plan. Shares of Common Stock held by the Plan in a Participant’s Account may be sold, assigned, hypothecated or otherwise dealt with at will by Participant, and he may request that a certificate for all of his full shares be delivered to him at any time. Any such action will, however, result in the automatic withdrawal of Participant from the Plan (see Article IX, “Voluntary Withdrawal from the Plan”).

      A Participant’s Account will be credited with all dividends, if any, paid in respect to the full shares and any fractional interest in shares held in his Account. Cash dividends will be reinvested in Common Stock following payment thereof unless Participant instructs the Company to the contrary.

      Stock dividends and/or any stock splits in respect of shares held in Participant’s Account will be credited to the Account without charge. Distributions of other securities and rights to subscribe will be sold and the proceeds will be handled in the same manner as a cash dividend.

      A Participant will receive quarterly and annual statements of his Account. Such statements should be retained by Participant as a permanent record.

      The Company will send to each Participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other materials distributed by Pier 1 Imports, Inc. to its shareholders. Upon receipt of instructions from a Participant, the administrator of the Plan will vote, or exercise dissenter’s rights when applicable, full shares of Common Stock in Participant’s Account in accordance with the instructions of Participant. The administrator of the Plan will vote, or exercise dissenter’s rights when applicable, shares of Common Stock in Participants’ Accounts for which no instructions were received in the same proportion as shares for which instructions were received are voted.

      In the event of a tender offer for Common Stock, the Company will send to each Participant the tender offer documents and other materials relating to such tender offer that are received by the Plan as a holder of Common Stock, together with a form to provide instructions whether to direct to the administrator of the Plan to tender into the tender offer the Common Stock in a Participant’s Account. Upon receipt of instructions from a Participant, the administrator of the Plan will take such action as directed by Participant. In addition, the administrator of the Plan will tender into such tender offer only that number of shares of Common Stock for which valid instructions were not received from Participants that bears the same ratio to the total of all shares for which valid instructions were not received as the number of shares for which valid instructions to tender into the tender offer bears to the total number of shares in Participants’ Accounts.

ARTICLE IX

VOLUNTARY WITHDRAWAL FROM THE PLAN

      A Participant may withdraw from the Plan at any time by delivering, to the Company’s Human Resources Department, a written notice terminating his compensation deduction authorization. Further, a Participant will be automatically withdrawn from the Plan upon any delivery of certificates from the Plan, except that without so withdrawing, all full shares in the Account of each Participant shall be automatically distributed to the Participant at least once each calendar year. A Participant who withdraws from the Plan may not re-enter the Plan for a period of 12 months following such withdrawal, but may thereafter re-enter upon submission of a new compensation deduction form.

ARTICLE X

RESALE OF STOCK ACQUIRED UNDER THE PLAN

      Participants acquiring shares pursuant to the terms of the Plan may sell or transfer such shares in any manner permitted by law; provided, however, that the automatic withdrawal provisions of Article IX herein may be applicable to any such sale or transfer. Participants who are deemed to be “affiliates” of Pier 1 Imports, Inc. within the meaning of the Securities Act of 1933 (“Act”) may sell or transfer such shares only in accordance with the provisions of Rule 144 under such Act, in a transaction otherwise exempt from registration under such Act or pursuant to an effective registration under such Act.

ARTICLE XI

FEDERAL INCOME TAX WITHHOLDING

      Both the amount of the compensation deductions and the Company’s contribution to the Plan are treated as “earned income” to Participant under the Internal Revenue Code of 1954, as amended (“Code”), and the Company will withhold from the balance of a Participant’s Compensation federal income tax (and state and local taxes where applicable), upon the basis of each Participant’s income subject thereto. Hence, when a Participant authorizes a specific compensation deduction, his withholding taxes on his remaining Compensation will be increased to cover the withholding taxes on the amount deducted and the Company’s contributions on behalf of such Participant.

      Upon the sale of stock acquired pursuant to the Plan, a Participant will have a taxable gain or loss depending upon the selling price and tax basis of the stock. The sale will result in a capital transaction and will be subject to the provisions of the Code, particularly those which deal with capital gains and losses. Participants should discuss their particular tax circumstances and consequences of sales with their tax advisors.

ARTICLE XII

MISCELLANEOUS

      1. Neither the act of establishing the Plan nor any provision thereof or action taken thereunder shall be construed as giving any Participant the right to be retained as an employee of the Company, and the right of the Company to dismiss or discharge any employee is specifically reserved.

      2. The Company may require compliance with or satisfaction of any legal requirement which may be deemed by it necessary as a condition for participation in the Plan or for distribution or payment of interests or benefits thereunder.

      3. By his act of participating in the Plan, or of accepting any benefits thereunder, a Participant and any person claiming under or through him shall thereby be conclusively deemed to have accepted and consented to the application to him of the provisions of the Plan.

      4. Neither Pier 1 Imports, Inc., the Company nor any Director, officer, employee or agent of the Company or Pier 1 Imports, Inc. warrants or represents in any way to any Participant that the value of Common Stock will increase or will not decrease or that dividends will be paid on Common Stock, either at all or at any particular level. Each Participant assumes all risks in connection with changes in value of Common Stock and all risks that dividends may not be paid, either at all or at any particular level.

      5. Any words used herein in the masculine gender shall be construed as though they were used in the feminine gender wherever appropriate.

      6. On withdrawal by a Participant from the Plan only full shares shall be distributed from the Plan and partial shares shall be valued at a fair market value and distributed in cash in conjunction with the distribution of full shares.

      7. Upon re-entry into the Plan pursuant to Articles VI and IX, the Company contributions shall begin at the 10% level.

      8. The Plan is hereby amended and restated in its entirety as of June 25, 2004.

ARTICLE XIII

DEFINITIONS

      For the purpose of the Plan, unless the context clearly or necessarily indicates the contrary, the following words and phrases shall have the meanings set forth in the definitions below:

a. “Account” shall mean the separate Account established and maintained for each Participant pursuant to Article VIII hereof.

b. “Administrative Committee” shall mean the committee which may be formed to assist Pier 1 Imports, Inc. in the administration of the Plan, the members of which shall be appointed by the Board of Directors. The committee shall be comprised of not less than two Directors of Pier 1 Imports, Inc. to administer the Plan. Only “Disinterested Persons” as that term is defined in Rule 16b-3(b) promulgated under the 1934 Act, as amended, shall be eligible to serve as members of the committee.

c. “Board of Directors” shall mean the Board of Directors of Pier 1 Imports, Inc.

d. “Broker” shall mean the broker appointed by the Administrative Committee pursuant to Article III.

e. “Common Stock” shall mean shares of common stock, par value $1 per share, of Pier 1 Imports, Inc.

f. “Company” shall mean Pier 1 Imports, Inc., a Delaware corporation, its successors and assigns and any of its subsidiaries both corporate and non-corporate (including, but not limited to, any business trust) any of which has employees and which shall adopt the Plan by action of its board of directors, or other governing person or entity, if applicable.

g. “Compensation”, whether paid currently or deferred pursuant to a written agreement between the employee and the Company, shall mean the employee’s gross base pay, overtime pay, and incentive cash bonuses. The definition of Compensation shall not include severance pay, insurance and unemployment benefits and other remuneration, including without limitation, stock options, retirement plan contributions, cash payments under any stock option or similar arrangements measured by stock values, supplemental insurance benefits, benefits payable under any type of employee benefit plan, Company contributions to any retirement plan and reimbursement for expense, all determined in accordance with such rules, regulations or standards as may be prescribed by the Board of Directors.

h. “Effective Date” shall mean June 25, 2004.

i. “Eligible Participant” shall mean any employee or Director who meets the requirements stated in Article I.

j. “Participant” shall mean any employee or outside Director of the Company who elects in accordance with the provisions of the Plan to participate in the Plan through authorized compensation deductions and so notifies the Human Resources Department in writing.

k. “Plan” shall mean the Pier 1 Imports, Inc. Stock Purchase Plan.

Signed effective as amended June 25, 2004 (the “Effective Date”)

Pier 1 Imports, Inc.

a Delaware corporation

By:

E. Mitchell Weatherly
Executive Vice President

PIER 1 IMPORTS, INC.
301 Commerce Street, Suite 600, Fort Worth, Texas 76102

PROXY

     The board of directors solicits this proxy for use at the Annual Meeting of Shareholders, June 25, 2004

     The shareholder whose signature appears on the reverse side of this proxy card hereby appoints MARVIN J. GIROUARD, MARK L. HART, JR. and J. RODNEY LAWRENCE, and each of them, proxies with full power of substitution, to represent and to vote as set forth on this proxy card all the shares of the common stock of Pier 1 Imports, Inc. held of record by the shareholder on May 5, 2004, at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time on June 25, 2004 at the Fort Worth Club, Trinity Room, 306 West 7th Street, Fort Worth, Texas, and any adjournment thereof.

     This proxy, when properly executed, will be voted in the manner directed by the shareholder. If no direction is made, this proxy will be voted (i) “FOR” the election of the directors nominated, (ii) “FOR” the proposal to approve an amendment to Pier 1’s 1999 Stock Plan, and (iii) “FOR” the proposal to approve amendments to Pier 1’s Stock Purchase Plan.

     You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the board of directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card or vote by telephone or the Internet.

(Continued and to be signed and dated on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here for
Address Change or Comments	☐
SEE REVERSE SIDE

Proposal 1.	Election of Directors

FOR all nominees	WITHHOLD AUTHORITY	*EXCEPTIONS
listed below	to vote for all
(except as marked to	nominees listed
the contrary below)	below
☐	☐	☐

Nominees: 01 Marvin J. Girouard, 02 James M. Hoak, Jr., 03 Tom M. Thomas, 04 John H. Burgoyne, 05 Michael R. Ferrari, 06 Karen W. Katz and 07 Terry E. London

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space below.)

*Exceptions

Proposal 2.	Proposal to approve an amendment to Pier 1’s 1999 Stock Plan.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 3.	Proposal to approve amendments to Pier 1’s Stock Purchase Plan.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4.	In their discretion, the proxies are authorized to vote as described in the Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/pir

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the Internet at www.pier1.com/investorrelations.